UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2023 (June 29, 2023)

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40574	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC
8.375% Senior Notes due 2026	SNCRL	The Nasdaq Stock Market, LLC

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 27, 2022, Synchronoss Technologies, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that as result of the closing bid price of the Company’s common stock (“Common Stock”) for the previous 30 consecutive business days having been below the $1.00 minimum bid price requirement for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) the Company was not in compliance with the Minimum Bid Price Requirement (the “Minimum Bid Price Notice”). The Minimum Bid Price Notice had no immediate effect on the continued listing status of the Company’s Common Stock on The Nasdaq Global Select Market and the Company was provided an initial 180-day grace period to regain compliance with the Minimum Bid Price Requirement.

In anticipation of not regaining compliance with Nasdaq Listing Rule 5450(a)(1) by June 26, 2023, the end of our initial 180-day grace period, the Company applied to transfer the listing of its Common Stock to The Nasdaq Capital Market.

On June 29, 2023, the Company received notice (the “Second Notice”) from Nasdaq indicating that the Staff has determined that the Company is eligible for an additional 180-day grace period, or until December 26, 2023 (the “Second Compliance Period”), to regain compliance. The Second Compliance Period was granted in connection with the impending transfer of the listing of the Company’s Common Stock from The Nasdaq Global Select Market to The Nasdaq Capital Market, which we received approval from Nasdaq for on June 29, 2023. This transfer will be effective at the opening of business on July 5, 2023. The Common Stock will continue to trade under the symbol “SNCR.” The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Select Market and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

If at any time during the Second Compliance Period, the closing bid price of the Company’s Common Stock is at least $1 per share for at least a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and the matter will be closed. If compliance cannot be demonstrated by the end of the Second Compliance Period, Staff will provide written notification that the Common Stock will be delisted. At that time, the Company may appeal Staff’s determination to a hearings panel. The Company can give no assurance that it will regain or demonstrate compliance by December 26, 2023.

The Company has provided written notice to Nasdaq of its intention to cure the deficiency during the Second Compliance Period, by effecting a reverse stock split, if necessary.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Any statements about the Company’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases.

Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, which are on file with the SEC and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update any forward-looking statements made in this Current Report on Form 8-K as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2023

Synchronoss Technologies, Inc.
/s/ Jeffrey Miller
Name:	Jeffrey Miller
Title:	Chief Executive Officer
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